SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

December 6, 2007
Date of report (Date of earliest event reported)

GANDER MOUNTAIN COMPANY
(Exact Name of Registrant as Specified in its Charter)

Minnesota	0-50659	41-1990949
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

180 East Fifth Street, Suite 1300 Saint Paul, Minnesota	55101
(Address of Principal Executive Offices)	(Zip Code)

(651) 325-4300
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.              Completion of Acquisition or Disposition of Assets

On December 6, 2007, Gander Mountain Company (the “Company”) completed the acquisition of all of the outstanding equity securities of Overton’s Holding Company (“Overton’s”) pursuant to a Securities Purchase Agreement (the “Securities Purchase Agreement”), dated December 6, 2007, among the Company, Overton’s and the sellers named therein. As a result of this transaction, Overton’s became a wholly owned subsidiary of the Company. The total purchase price for the acquisition was approximately $70.0 million (including the repayment of Overton’s existing long term indebtedness at closing), subject to adjustment for certain transaction and working capital matters. The Company financed this purchase price with the new term loan described in Item 2.03 of this Current Report on Form 8-K, the equity financing described in Item 3.02 of this Current Report on Form 8-K and borrowings under the Company’s revolving credit facility.

Overton’s is a leading internet and catalog marketer of specialty water sports and related marine accessories. Overton’s product line is extensive, ranging from water skis, wakeboards, dive gear, apparel and footwear to marine electronics, GPS devices, boat maintenance and repair, trailers, and boat and truck accessories. Overton’s products are sold under two principal brands, Overton’s® and Consumers Marine®, through catalogs, websites (www.Overtons.com and www.Consumersmarine.com) and three retail showrooms.

The acquisition of Overton’s will enable the Company to accelerate its strategy to reach customers through an integrated, multi-channel approach utilizing catalogs, websites and retail stores. Overton’s will continue to operate under the “Overton’s®” brand and as a wholly-owned subsidiary of the Company. Pursuant to a non-compete agreement entered into by Overton’s as part of a previous transaction in 2002, Overton’s is restricted from selling hunting related products until March 2009. Between Gander Mountain and Overton’s capabilities and resources the Company will be able to feature a full complement of internet and catalog offerings.

The foregoing description of the terms of the acquisition of Overton’s by the Company does not purport to be complete and is qualified in its entirety by reference to the Securities Purchase Agreement, a copy of which is filed as Exhibit 2 hereto and is incorporated by reference in this Current Report on Form 8-K.

Item 2.03.              Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On December 6, 2007, the Company entered into a Fourth Amended and Restated Loan and Security Agreement with Bank of America, N.A., as agent (“Bank of America”), Bank of America Securities, LLC, as the lead arranger, Wells Fargo Foothill, Inc., as the syndication agent, The CIT Group/Business Credit, Inc., as collateral agent, General Electric Capital Corporation, as documentation agent, and the lenders named therein. The amendment and restatement was effected in order to add an additional $40.0 million term loan (“Term Loan B”) to the Company’s secured credit facility to finance the acquisition of Overton’s and to make certain other amendments, including reducing permitted capital expenditures and replacing former covenants relating to minimum operating cash flow and EBITDA with a minimum excess availability reserve covenant. Term Loan B will have a four year maturity with interest only payments in year one, mandatory semi-annual principal payments in years two and three, and mandatory quarterly principal payments in year four that will fully amortize the loan. Interest on Term Loan B will be on a tiered schedule ranging from LIBOR plus 3.375% to LIBOR plus 3.875%, based on the principal amount outstanding. Term Loan B may be prepaid at any time without penalty, provided that any such prepayments are subject to specified minimum availability tests. The Company will not have the ability to exercise the $50.0 million accordion feature under its revolving credit facility while Term Loan B is outstanding. All of the proceeds of Term Loan B were used by the Company to finance the acquisition of Overton’s. The amendment and restatement does not change the interest rates applicable to revolving advances or the Company’s previously outstanding term loan.

David C. Pratt, the Company’s Chairman, and Holiday Stationstores, Inc. (“Holiday”), an affiliate of Ronald A. Erickson, the Company’s Vice Chairman, and Gerald A. Erickson, a director of the Company, provided guaranties of Term Loan B to Bank of America in connection with the financing. Mr. Pratt is guaranteeing up to $40.0 million of the obligations under Term Loan B while Holiday is separately guaranteeing up to $9.9 million of the obligations under Term Loan B. Neither Mr. Pratt nor Holiday received separate consideration in exchange for their guaranties.

The foregoing description of the Fourth Amended and Restated Loan and Security Agreement and Term Loan B does not purport to be complete and is qualified in its entirety by reference to such document, a copy of which is filed as Exhibit 10.1 hereto and is incorporated by reference in this Current Report on Form 8-K.

Item 3.02.              Unregistered Sales of Equity Securities

On December 6, 2007, the Company entered into Stock Purchase Agreements (the “Stock Purchase Agreements”) with Gratco, LLC (“Gratco”), an affiliate of David C. Pratt, the Company’s Chairman, and with Holiday pursuant to which the Company sold an aggregate of 4,067,797 shares of the Company’s common stock for a per share purchase price of $5.90 and an aggregate purchase price of $24,000,002.30. Gratco purchased 3,065,000 shares for a purchase price of $18,083,500.00 and Holiday purchased 1,002,797 shares for a purchase price of $5,916,502.30.

The shares will not be registered under the Securities Act of 1933 upon issuance. The Company offered and sold the shares to the purchasers in reliance on the exemption from registration provided by Rule 506 promulgated under Regulation D. The Company relied on this exemption from registration based in part on representations made by the purchasers in the Stock Purchase Agreements.

The Company provided customary registration rights to the purchasers under the Stock Purchase Agreements. Under the Stock Purchase Agreements, the Company has agreed to file a shelf registration statement on Form S-3 for resales of the shares within 365 days of the closing date of December 6, 2007. The Company is further obligated to use its best efforts to cause the shelf registration statement to become effective under the Securities Act of 1933 within 420 days after the closing date (480 days in the event of a full review of the shelf registration statement by the Securities and Exchange Commission). Each of Gratco and Holiday have confirmed to the Company their long-term investment focus and represented to the Company in their respective Stock Purchase Agreement that they are purchasing the shares for their own account and have no present intent to resell or distribute the shares.

The shares may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. This Current Report on Form 8-K does not constitute an offer to sell, or a solicitation of an offer to buy, any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering would be unlawful.

The foregoing description of the Stock Purchase Agreements does not purport to be complete and is qualified in its entirety by reference to such documents, copies of which are filed as Exhibit 10.2 and 10.3 hereto and is incorporated by reference in this Current Report on Form 8-K.

Item 7.01.              Regulation FD Disclosure

We issued a press release dated December 6, 2007, in connection with the matters discussed in this report on Form 8-K. This press release is furnished as Exhibit 99 to this Current Report on Form 8-K and incorporated by reference into this Item 7.01.

Item 9.01.              Financial Statements and Exhibits

(d)           Exhibits

2

Securities Purchase Agreement, dated December 6, 2007, among Gander Mountain Company, OVERTON’S HOLDING COMPANY and the sellers named therein (excluding schedules and exhibits, which Gander Mountain Company agrees to furnish to the Securities and Exchange Commission upon request)

10.1

Fourth Amended and Restated Loan and Security Agreement, dated December 6, 2007, among Gander Mountain Company, Bank of America, N.A., as agent, Bank of America Securities, LLC, as the lead arranger, Wells Fargo Foothill, Inc., as the syndication agent, The CIT Group/Business Credit, Inc., as collateral agent, General Electric Capital Corporation, as documentation agent, and the lenders named therein

10.2	Stock Purchase Agreement, dated December 6, 2007, by and between Gander Mountain Company and Gratco, LLC

10.3	Stock Purchase Agreement, dated December 6, 2007, by and between Gander Mountain Company and Holiday Stationstores, Inc.

99	Press release dated December 6, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GANDER MOUNTAIN COMPANY

Date: December 7, 2007	/s/ Eric R. Jacobsen
Eric R. Jacobsen
Senior Vice President and General Counsel

EXHIBIT INDEX

No.	Description	Manner of Filing

2	Securities Purchase Agreement, dated December 6, 2007, among Gander Mountain Company, Overton’s Holding Company and the sellers named therein	Filed Electronically
10.1

Fourth Amended and Restated Loan and Security Agreement, dated December 6, 2007, among Gander Mountain Company, Bank of America, N.A., as agent, Bank of America Securities, LLC, as the lead arranger, Wells Fargo Foothill, Inc., as the syndication agent, The CIT Group/Business Credit, Inc., as collateral agent, General Electric Capital Corporation, as documentation agent, and the lenders named therein.

Filed Electronically
10.2	Stock Purchase Agreement, dated December 6, 2007, by and between Gander Mountain Company and GRATCO LLC	Filed Electronically
10.3	Stock Purchase Agreement, dated December 6, 2007, by and between Gander Mountain Company and Holiday Stationstores, Inc.	Filed Electronically
99	Press release dated December 6, 2007	Filed Electronically